Exhibit 23

[LETTERHEAD OF MOSS ADAMS LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-268519 and No. 333-224861) and Form S-8 (No. 333-212029 and No. 333-152928) of First Financial Northwest, Inc. (the Company), of our report dated March 13, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Everett, Washington
March 13, 2023